Exhibit 10.1

NON-CONTINUOUS AIRCRAFT DRY LEASE AGREEMENT

THIS NON-CONTINUOUS AIRCRAFT DRY LEASE AGREEMENT (the “Lease”) is entered into effective as of September 1, 2006, between 55JS Limited, Co. a Utah corporation (“Lessor”), and RehabCare Group, Inc. a Delaware corporation (“Lessee”), with offices at 7733 Forsyth Boulevard, St. Louis, Missouri 63105.

WITNESSETH THAT:

WHEREAS, Lessor is the owner of a Gates Learjet Corp. model 35A aircraft, manufacturer’s serial number 138, Federal Aviation Administration (“FAA”) Registration No. N124ZT, equipped with the engines and components attached there to and associated therewith (the “Aircraft”); and

WHEREAS, Lessee desires to dry lease the Aircraft from Lessor on a non-continuous basis.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

1.	LEASE TERM

1.1        Lessor agrees to dry lease the Aircraft without crew to Lessee on a non-continuous basis and Lessee hereby agrees to dry lease the Aircraft from Lessor, upon the terms and conditions set forth herein.

1.2        This Lease shall commence on the date hereof and shall terminate on August 31, 2007 (the “Initial Term”). Unless Lessee notifies Lessor at least ninety (90) days prior to the end of the Initial Term (or additional term, as the case may be), this Lease will automatically renew for two (2) additional terms of one (1) year each, with the last automatic renewal of the Lease ending on August 31, 2009 (the “Renewal Terms”) upon the same terms and conditions provided herein. Notwithstanding the foregoing, either party may terminate this Lease, with or without cause, upon thirty (30) days written notice to the other party. The Initial Term and any Renewal Term(s) shall be collectively referred to herein as the “Lease Term.”

2.	USE AND OPERATION OF AIRCRAFT

2.1        During the Lease Term, Lessor agrees to make the Aircraft available to Lessee at Lessee’s request, subject only to use by other lessees which use is scheduled prior to any use request made by Lessee. The Aircraft will be available for use only when the Aircraft is not undergoing maintenance or inspection. Lessee will only utilize the Aircraft for the carriage of employees, directors, business guests and property of Lessee and its affiliates.

2.2        The Aircraft will not be operated or located in (i) any area excluded from coverage by the terms of any applicable insurance pursuant to the terms of this Lease or (ii) any recognized or threatened area of hostilities, unless fully covered to Lessor’s satisfaction by war risk insurance or where the government of the United States of America has assumed liability for (a) any damage, loss, destruction or failure to return possession of the Aircraft and (b) injury to persons or damage to property of others.

2.3        Lessee further covenants and agrees that, at all times when Lessee is using the Aircraft during the Lease Term, the Aircraft will be operated by duly qualified pilots with valid airline transport or commercial pilot certificates, except for Dr. John Short who will maintain a private certificate, and each having the minimum total pilot hours required by the requirements of Lessor’s insurance carriers, and any other certificate, rating, type rating or endorsement appropriate to the Aircraft, purpose of flight, condition of flight or as otherwise required by the Federal Aviation Regulations (FARs). Every pilot of the Aircraft shall be employed and/or paid and contracted for by Lessee, shall meet all recency of flight requirements and shall meet the requirements established and specified by the insurance policies required under this Lease and the FAA.

2.4          Lessee acknowledges that it accepts full “operational control” of the Aircraft (as defined in applicable FARs) as well as possession, command and control of the Aircraft at all times when Lessee is using the Aircraft under this lease. Lessee agrees and warrants that the Aircraft will be used and operated: (i) in compliance with any and all statues, laws, ordinances, regulations and binding standards or directives issued by any governmental agency applicable to the use or operation thereof; (ii) in compliance with any current airworthiness certificate, license or registration relating to the Aircraft issued by any agency; (iii) in compliance with all safety and security directives of the FAA and similar governmental regulations relating to aircraft security; (iv) in compliance with all applicable insurance requirements including those specified in Section 8 hereof; and (v) in a manner that does not modify or impair any existing warranties on the Aircraft or any part thereof. Lessee shall promptly reimburse Lessor for all costs and expenses and loss of income incurred by Lessor by reason of Lessee’s violation of any provision of this Section.

2.5        Subject to the further provisions of Section 5 below, Lessee shall bear all variable operating costs including, but not limited to: fuel, crew salaries, expenses and employee benefits; handling and custom fees and related charges; flight planning, landing, and navigation fees, hangar and storage charges when the Aircraft is used by Lessee pursuant to this lease; and any fines, fees or penalties arising directly or indirectly out of this Lease or Lessee’s operation of the Aircraft.

3.	AIRCRAFT MAINTENANCE

3.1        During the Lease Term, Lessor, at its own cost and expense, shall maintain the Aircraft and its engines in an airworthy, fully maintained condition. Lessor shall perform: (i) all repairs, inspections and maintenance required by the Manufacturer’s Recommended Maintenance Program delineated in the applicable maintenance manual per FAR Part 91.409(f)(3); (ii) all procedures required to remain in compliance with the selected Computerized Aircraft Maintenance Program (CAMP), (iii) all other repairs and maintenance as may be necessary to enable the airworthiness certification of the Aircraft to be maintained in good standing at all times under the FARs, and (iv) any other repairs, inspections and maintenance, as is required to maintain the Aircraft and its engines in the same condition as of the date hereof, discarding normal and reasonable wear and tear from ordinary use.

4.	ALTERATIONS

4.1        Lessee shall not in any way alter, modify or make additions or improvements to the Aircraft or engines without the prior written consent of Lessor. All alterations, modifications, additions and improvements which are made shall become property of Lessor and shall be subject to all the terms of this Lease.

5.	LEASE AMOUNT AND TIME OF PAYMENTS

5.1        For use of the Aircraft hereunder, Lessee shall pay Lessor the charges, and reimburse Lessor for its other costs and expenses, the amounts required pursuant to the payment and reimbursement principles set forth on Appendix I.

5.2        The charges specified in this Section may be adjusted periodically by the mutual agreement of the parties.

6.	HANGAR LOCATION

6.1        During the Lease Term, the Aircraft shall be based at Spirit of St. Louis Airport in St. Louis, Missouri (the “Hangar Location”) and shall be hangared there at all times when not in use. Lessor may, upon at least ten (10) days prior written notice to Lessee, change the Hangar Location to another location reasonably acceptable to Lessee and as specified in such notice.

7.	LEASE TAXES

7.1        Lessor shall pay or cause to be paid all taxes incurred by reason of its ownership or its use, as the case may be, of the Aircraft during the Lease Term, including personal property taxes. Lessor represents and warrants to Lessee that no Missouri sales or use tax applies to the Rent.

7.2        Lessee shall pay all taxes associated with Lessee’s use of the Aircraft, including landing fees and any other taxes or fees which may be assessed against a specific flight by the Lessee.

8.	INSURANCE

8.1	Lessor shall provide and maintain during the Lease Term insurance

coverages of the types, in the amounts and including the special provisions set forth                 below:

8.1.1             Aircraft liability insurance, including war, hi-jacking and allied perils coverage, with respect to the Aircraft insuring against liability for bodily injury to or death of persons, including passengers, and damage to or loss of property, in an amount not less than Fifty Million United States Dollars (US$ 50,000,000) combined single limit per occurrence. Such insurance shall name Lessee as an Additional Insured.

8.1.2             All-risks physical damage (hull) insurance, including war, hi-jacking and allied perils coverage, with respect to the Aircraft insuring against any loss, theft or damage to the Aircraft and any engines or parts while temporarily removed from the Aircraft, in an amount equal to One Million Eight Hundred Thousand United States Dollars (US$ 1,800,000). Such insurance shall also contain a waiver of subrogation in favor of Lessee.

8.1.3             Additional coverages as set forth on Appendix II on behalf of both the Lessor and the Lessee.

8.1.4	All insurance required by this Section 8.1 shall:

8.1.4.1         be provided by insurance carriers and policies approved by Lessee, which approval shall not be unreasonably withheld;

8.1.4.2         name Lessor as a Named Insured and name Lessee and Lessee’s officers, directors, partners, members, managers, employees, affiliates and subsidiaries as Additional Insureds;

8.1.4.3         be primary and without any right of contribution from any other insurance available to Lessor or Lessee;

8.1.4.4         contain a standard clause as to cross liability or severability of interests among insured parties providing that the insurance shall operate in all respects as if a separate policy had been issued covering each party insured;

8.1.4.5         cover a worldwide geographical territory, except that in the case of war, hi-jacking and allied perils coverage, the coverage territory shall be subject to such excluded territories as is usual in the aviation insurance industry; and

8.1.4.6 provide that not fewer than thirty (30) calendar days written notice shall be given to Lessee of cancellation by any party or adverse material change or reduction in the limits of coverage applicable to Lessee under the policies (except that ten (10) days advance written notice shall be given in the event of cancellation for non-payment of premium and such shorter notice period shall be given as is customarily available under war risk and allied perils coverage).

8.2   Lessor shall provide Lessee with a Certificate of Insurance evidencing the coverages, limits of liability and special provisions required by Section 8.1 above. Upon each renewal of Lessor’s policy, Lessor shall provide Lessee with a Certificate of Insurance evidencing the coverages, limits of liability and special provisions required by Section 8.1 above. As soon as practicable thereafter, at Lessee’s request, Lessor shall provide Lessee with a copy of such renewal policy, including each endorsement applicable to Lessee.

8.3   In the event that, in the opinion of Lessor, the Aircraft is lost, stolen, damaged beyond repair, confiscated, seized or its use appropriated by any government or instrumentality thereof, this Lease shall terminate and the proceeds of the insurance policy or policies shall be payable to Lessor.

8.4                  In the event the Aircraft is partially damaged and in the opinion of Lessor such damage is repairable, then this Lease shall remain in full force and effect and Lessor shall use the insurance proceeds to repair the Aircraft.

8.5                  Lessee shall immediately notify Lessor of any accident or incident involving the Aircraft, which notification shall specify the time, place, and nature of the accident or incident or damage, the names and addresses of parties involved, persons injured, witnesses and owners of properties damages, and such other information as may be known. Lessee shall advise Lessor of all correspondence, papers, notices, and documents whatsoever received by Lessee in connection with any claim or demand involving or relating to the Aircraft or its operation, and shall aid in any investigation instituted by Lessor and in the recovery of damages from third persons liable therefore.

9.	REGISTRATION AND OWNERSHIP

9.1                  The Aircraft shall be duly registered with the FAA in the name of Lessor during the Lease Term. At all reasonable times during the Lease Term, Lessor or its authorized representatives may inspect the Aircraft and the books and records of Lessee relating to the operation and maintenance thereof, provided that such inspections do not interfere with the operations of Lessee. Lessor shall have no duty to make any such inspection and shall not incur any liability or obligation by reason of not making any such inspection.

10.	INDEMNIFICATION

10.1                Each party hereto agrees to indemnify and hold harmless the other against all losses, including costs, attorneys fees and expenses by reason of claims for injury to or death of persons and loss of or damage to property arising out of or in any manner connected with the negligent performance of such party’s responsibilities under this Lease or the negligent use, operation or maintenance of the Aircraft by such party, or any breach by such party of any covenant or warranty made herein, to the extent such claims are covered by the indemnifying party’s insurance; provided, however, that such limitation shall not apply to claims arising out of the indemnifying party’s gross negligence or willful or intentional misconduct, unless such loss or damage arises from the gross negligence or willful or intentional misconduct of the non-indemnifying party, its officers, directors, agents, servants or employees. Lessee and Lessor agree that in the event either party shall be liable to the other for any reason relating to this Lease, that under no circumstances shall the damaged party be entitled to any special, punitive or consequential damages, including but not limited to damages for lost profits.

10.2                The indemnities and assumptions of liability in this Section 10 as to occurrences prior to the termination of this Lease shall continue in full force and effect notwithstanding the termination of this Lease, whether by expiration of time, by operation of law or otherwise. The parties shall give reasonably prompt notice of any claim or liability hereby indemnified against. The indemnifying party shall be entitled to control, and shall assume full responsibility for, the defense of such matter.

11.	DEFAULT

11.1	Lessee shall be in default hereunder if at any time during the Lease Term, Lessee:

11.1.1          is delinquent in making any Rent payment for a period of more than fifteen (15) days; or

11.1.2	is adjudicated bankrupt or insolvent; or

11.1.3	files a voluntary petition in bankruptcy or for reorganization; or

11.1.4          attempts to make an assignment of this Agreement or the Aircraft for the benefit of creditors; or

11.1.5	suffers a receivership to be appointed for Lessee’s assets; or

11.1.6          does not perform any or all of the requirements on Lessee’s part to be performed under this Lease or is in breach of all or any of the covenants herein contained whatsoever and fails, within thirty (30) days after notice from Lessor, to cure such nonperformance or breach.

11.2                    If any of the events set forth in Section 11.1 occur, Lessor shall at its sole discretion have any one or more of the following remedies:

11.2.1          Lessor may sue to collect any and all sums which may be due to Lessor hereunder together with any and all damages which may accrue by reason of Lessee’s breach of this Lease.

11.2.2          By notice in writing terminate this Lease, whereupon all rights of Lessee to the use of the Aircraft or any part thereof shall absolutely cease and terminate but Lessee shall remain liable as hereinafter provided; and thereupon Lessee, if so requested by

Lessor, shall at its expenses promptly return the Aircraft as required by Article 12 hereof, or Lessor, at its option, may enter upon the premises where the Aircraft is located and take immediate possession of and remove the same. Lessee specifically authorizes Lessor’s entry upon any premises where the Aircraft may be located for the purpose of, and waives any cause of action it may have arising from a peaceful retaking of the Aircraft. Lessee shall, without further demand, forthwith pay to Lessor as all accrued and unpaid amounts due hereunder.

11.2.3          Perform or cause to be performed any obligation, covenant or agreement of Lessee hereunder. Lessee agrees to pay all costs and expenses incurred by Lessor for such performance as additional Rent hereunder and acknowledges that such performance by Lessor shall not be deemed to cure said event of default.

11.2.4          Lessor may exercise any other rights or remedies which may be available under the provisions of this Lease, under any of the laws of the United States or under any of the laws of any of the states of the United States.

12.	RETURN OF AIRCRAFT

Following each Lessee trip, and upon expiration of the Lease Term, Lessee shall at its expense, return the Aircraft to Lessor to the Hangar Location (or such other place as agreed to by the parties).

13.	ASSIGNS

This Lease is binding on the parties and their successors and assigns. Neither party may assign or sublease its interests hereunder without the written consent of the other party.

14.	NOTICES

Any notices provided for in this Lease shall be in writing and shall be deemed to have been duly given (1) when delivered personally, or (2) the day following delivery to a recognized delivery services:

In the case of Lessor, to:

55JS Limited, Co.
4377 McPherson
St. Louis, Missouri 63108
Attn: John H. Short

In the case of Lessee, to:

RehabCare Group, Inc.
7733 Forsyth Boulevard
St. Louis, Missouri 63105

Attn: General Counsel

Or to such other address as a party may from time to time designate in writing to the other for that purpose.

15.	ENTIRE AGREEMENT AND GOVERNING LAW

15.1                This Lease constitutes the entire and complete understanding and agreement between the parties with respect to the lease of the Aircraft, and it shall be interpreted in accordance with, and performance shall be governed by, the laws of the State of Missouri, United States of America without regard to its conflict of laws provisions. It shall not be modified or changed by any expressed or implied promises, warranties, guarantees, representations or other information unless expressly and specifically set forth in this Lease or any addendum thereto properly executed by Lessor and Lessee.

16.	DISCLAIMER OF WARRANTIES

16.1                EXCEPT AS OTHERWISE PROVIDED IN THIS LEASE: (A) LESSOR DISCLAIMS ALL EXPRESS AND/OR IMPLIED WARRANTIES OF ANY KIND WHATSOEVER WITH RESPECT TO THE PHYSICAL CONDITION, MERCHANTABILITY OR FITNESS OF THE AIRCRAFT FOR ANY PARTICULAR USE OR PURPOSE; AND (B) LESSEE AGREES THAT IT HAS NOT RELIED UPON ANY REPRESENTATION, EXPRESSED OR IMPLIED, BY LESSOR OR ANYONE ACTING ON LESSOR’S BEHALF, WITH RESPECT TO THE PHYSICAL CONDITION, MERCHANTABILITY OR FITNESS OF THE AIRCRAFT FOR ANY PARTICULAR USE OR PURPOSE.

17.	OWNERSHIP

17.1                Lessee acknowledges and agrees that legal title to the Aircraft shall be vested in Lessor, or its assigns as applicable, it being expressly understood that this Lease is an agreement of lease only. Lessee shall keep the Aircraft free from any markings or labeling which might be interpreted as a claim of ownership thereof by Lessee or any party other than Lessor or its assigns.

17.2                Lessee will not directly or indirectly create, incur, assume, or suffer to exist any liens on or with respect to (i) the Aircraft or any part thereof, (ii) Lessor’s title thereto or (iii) any interest of Lessor therein (and Lessee will promptly, at its own expense, take such action as may be necessary duly to discharge any such lien), except (w) the respective rights of Lessor and Lessee as herein provided, (x) liens created by Lessor, (y) liens for taxes either not yet due or being contested by Lessee in good faith with due diligence and by appropriate proceedings in accordance with Section 7 below, and (z) inchoate materialmen’s, mechanics’, workmen’s, repairmen’s, employees’ or other like liens arising in the ordinary course of business of Lessee and not delinquent (and for the payment of which adequate reserves have been provided).

18.	MISCELLANEOUS

18.1	Time is of the essence in this Lease.

18.2                The parties agree that this Lease may be executed in any number of counterparts, each of which, when duly executed, whether by facsimile or otherwise, shall constitute an original hereof.

18.3	Lessee shall keep a legible copy of this lease in the Aircraft at all times.

19.	TRUTH-IN-LEASING

21.1                    TRUTH IN LEASING STATEMENT UNDER SECTION 91.23 OF THE FEDERAL AVIATION REGULATIONS.

(a)

THE AIRCRAFT, A GATES LEARJET CORP., SERIAL NO. 138, CURRENTLY REGISTERED WITH THE FEDERAL AVIATION ADMINISTRATION AS N124ZT, HAS BEEN MAINTAINED AND INSPECTED UNDER FAR PART 91 DURING THE 12 MONTHS PRECEDING THE EXECUTION OF THIS LEASE.

(b)	LESSOR CERTIFIES THAT THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER FAR PART 91 FOR OPERATIONS TO BE CONDUCTED UNDER THIS LEASE DURING THE DURATION OF THIS LEASE.

(c)	LESSEE CERTIFIES THAT LESSEE, AND NOT LESSOR, IS CONSIDERED RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THIS LEASE DURING THE TERM HEREOF.

(d)	LESSEE HEREBY CERTIFIES THAT IT UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

(e)	LESSEE UNDERSTANDS THAT AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

The “Instructions For Compliance with Truth-In-Leasing Requirements” attached as Appendix II hereto are incorporated herein by reference.

[SIGNATURE PAGE FOLLOWS.]

                IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed in their names and on their behalf by their respective officers thereunto duly authorized.

LESSEE	LESSOR

REHABCARE GROUP, INC.	55JS LIMITED, CO.

By: /s/ David B. Groce	By: /s/ John H. Short
Print Name: David B. Groce	Print Name: John H. Short_______
Title: Senior Vice President	Title:	General Manager

APPENDIX I

In concept, Lessee shall be responsible for (i) all of the variable expenses incurred relative to its operation of the Aircraft under this Non Continuous Dry Lease, and (ii) a pro rata share of Lessor’s fixed expenses associated with Lessor’s ownership of the Aircraft and the provision of the Aircraft to Lessee under the terms hereof. It is further understood that Lessor shall be responsible for all costs of operation of the Aircraft that are for Lessor’s or its principal’s benefit or use, including a pro rata share of costs incurred directly by the Lessee.

For purposes of this Non Continuous Dry Lease, “variable expenses” shall include items such as fuel, maintenance, landing fees, local airport taxes, provisions, compensation and benefits for a first officer if not the Chief Pilot and crew expenses. “Fixed expenses” shall include items such as Chief Pilot compensation and benefits, flight training, hull and liability insurance, long term maintenance such as for the engines, hangar/storage and interest costs.

Consistent with that concept:

Lessee shall pay Lessor a lease charge of $1728 per flight hour for each flight hour (or majority portion thereof) that the Aircraft is operated by Lessee hereunder; such lease charge being an estimate of the actual variable and fixed expenses of operating the Aircraft as of the date of this Agreement payable by Lessor as follows: fuel, maintenance, amortized maintenance, master service program costs, amortized dues and subscriptions, liability and hull insurance, interest costs and miscellaneous business expenses.

Both parties acknowledge that Lessee pays directly the following fixed and variable costs which are not included in the above lease charge but which should, except for premiums associated with non-owned aircraft liability insurance, be considered in the comparison to charter rates referred to in the sixth succeeding paragraph below: chief pilot compensation and fringe benefits, first officer compensation and fringe benefits, flight training, crew expenses, hangar/storage and non-owned aircraft liability insurance.

In addition to the lease charge payable by Lessee for each flight hour, Lessee shall pay Lessor a capital charge of $8,033 for each month during the Lease Term; such capital charge being an estimate of Lessor’s interest expense associated with the Aircraft.

The estimated hourly lease charge and the estimated capital charge set forth above shall be reviewed, adjusted, and agreed to by Lessee and Lessor not less frequently than once every twelve (12) months during the Lease Term.

Each month during the Lease Term, Lessor shall submit an invoice to Lessee for the lease charges and the capital charge owing by Lessee for operation of the Aircraft by Lessee during the immediately preceding month. Lessee shall pay Lessor the amount due under each invoice within fifteen (15) days of Lessee’s receipt of each invoice.

Within thirty (30) days following the end of each twelve (12) month period during the Lease Term, Lessee and Lessor shall reconcile the true and actual lease charges and the true and actual capital charges that Lessee shall be responsible for hereunder based on the fundamental concept that Lessee shall pay or reimburse Lessor for (i) all of the variable expenses associated with Lessee’s operation of the Aircraft, and (ii) a pro rata share of Lessor’s fixed ownership costs; such reconciliation to be based on such methods, historical usage patterns, and other information that Lessee and Lessor agree from time to time is appropriate in furtherance of this agreement. Any amount due and owing by one party to the other based on such reconciliation shall be paid within fifteen (15) days of the date such reconciliation has been agreed between the parties.

Lessee and Lessor shall maintain true and accurate records of all flight segments, the destinations, the nature and purposes all flight segments, the names of the passengers, when the Aircraft is operated, whether hereunder or otherwise, and Lessee and Lessor shall maintain true and accurate records of all variable expenses, all fixed expenses, and as to any other matters upon which they may separately agree, and each party shall make available to the other party upon request copies of all such records on an open book basis.

Notwithstanding the foregoing, in no event shall the fully allocated cost of all variable and fixed expenses charged to Lessee, inclusive of costs directly paid by the Lessee but exclusive of non-owned aircraft liability insurance, when calculated on an hourly basis, exceed the average hourly charter rate for comparable aircraft charged by three well known charter operators in the Midwest region.

APPENDIX II

Additional Insurance Coverages

See the attached description.

APPENDIX III

INSTRUCTIONS FOR COMPLIANCE WITH

"TRUTH IN LEASING" REQUIREMENTS

1.

Mail a copy of the contract to the following address via certified mail, return receipt requested immediately upon the execution of the Lease: (14 C.F.R. 91.23 requires that the copy be sent within twenty-four hours after it is signed.)

Federal Aviation Administration

Aircraft Registration Branch

ATTN: Technical Section

P.O. Box 25724

Oklahoma City, Oklahoma 73125

2.	Telephone or fax the nearest Flight Standards District Office at least forty-eight hours prior to the first flight under this Lease.

3.	Carry a copy of the contract in the aircraft at all times.